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                                                                       Exhibit 5

                    McGuire, Woods, Battle & Boothe, L.L.P.
                            The Blaustein Building
                           One North Charles Street
                        Baltimore, Maryland 21201-3793

                               January 16, 1995

Crown Central Petroleum Corporation
1 North Charles Street
Baltimore, MD 21201

Gentlemen:

     In connection with the Registration Statement on Form S-3 ("Registration Statement") being filed by Crown Central Petroleum Corporation, a Maryland corporation (the "Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), $125,000,000 of the Company's debt securities (the "Securities"), we have examined such corporate records, certificates and other documents, and reviewed such questions of law, as we have considered necessary or appropriate for the purpose of this opinion.

     On the basis of such examination and review, we advise you that, in our opinion, when the Registration Statement has become effective under the Securities Act, and the Securities have been duly issued and sold in the manner contemplated by the Registration Statement, and assuming due authentication thereof by the Trustee or the Authenticating Agent, in accordance with the provisions of the Indenture to be entered into between the Company and The First National Bank of Boston, as Trustee (the "Trustee"), the Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to reference to us under the heading "Legal Matters" in the Registration Statement (including the Prospectus relating to the Securities contained within the Registration Statement). We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


                                          Very truly yours,

                                          /s/ McGuire, Woods, Battle & Boothe,
                                               L.L.P.